                                                                   EXHIBIT 10.18

                                ONE BEACH STREET
                           SAN FRANCISCO, CALIFORNIA
                                    SUBLEASE
                                    --------


          THIS SUBLEASE (this "SUBLEASE") is entered into as of this 7th day of April, 1998, by and between CNET, INC., a Delaware corporation ("SUBLESSOR"), and PREVIEW TRAVEL, INC. a Delaware corporation ("SUBLESSEE").

                                    RECITALS
                                    --------

          A. Pursuant to that certain Office Lease (the "LEASE") dated as of September 24, 1997, No. 1 Beach Street, LLC, a California limited liability company ("LANDLORD"), as landlord, leased to Sublessor the entire space (the "MASTER PREMISES") in the office building commonly known as One Beach Street, San Francisco, California (the "BUILDING"), as more particularly described in the Lease.

          B. Sublessor now desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor a portion of the Master Premises consisting of approximately thirteen thousand fifty-five (13,055) rentable square feet, shown outlined in red on the floor plan attached hereto as Exhibit "A" (the "PREMISES"), situated on the eastern portion of the third floor of the Building.

          NOW, THEREFORE, Sublessor and Sublessee agree as follows:

          1.  Premises.
              --------

              (a) Sublessor leases to Sublessee and Sublessee hires from Sublessor the Premises. The Premises include the appurtenant right to the use, in common with others, of the ground floor reception area and elevator lobby, the third floor elevator lobby and the restrooms located on the third floor. Except as may be expressly permitted by this Sublease, Sublessee shall have no right of access to any other portion of the Building.

              (b) Sublessee acknowledges that it has inspected the Premises, and is thoroughly familiar with its condition. Subject to Sublessor's obligations under Paragraph 3(c) hereof, Sublessee accepts the Premises in its present, improved, "AS IS" condition, with any and all latent defects, and Sublessee acknowledges that, except for the covenant of Sublessor contained in Paragraph 3(c) hereof, neither Sublessor nor any of its agents or representatives has made, and does not hereby make, any representations, warranties, or covenants of any kind or character whatsoever with respect to the condition of the Premises, whether express or implied. Sublessee agrees that, except as expressly provided in Paragraph 3(c) hereof, Sublessee has made no promise to alter, remodel, improve, repair or bring into compliance with applicable law any portion of the Premises, or any portion of the Building (or common areas within the Building) outside the Premises. Notwithstanding anything to the contrary in the foregoing, Sublessor agrees to enforce Sublessor's rights and remedies under the Lease as against Landlord with respect to the condition of the Premises upon notice by Sublessee of any defect in the condition of the Premises.

            (c) Sublessor and Sublessee acknowledge and agree that the square footage of the Premises noted in this Sublease is final and binding on the parties.

        2.  Master Lease.
            ------------

            (a) Except for the Excluded Lease Provisions (as hereinafter defined), the Sublease is subject to all of the terms and conditions of the Lease, a copy of which has been provided to Sublessee under cover of letter dated March __, 1998. Sublessee hereby assumes and agrees to perform each and every obligation of Sublessor, as lessee, under the Lease, to the extent such terms and conditions are applicable to the Premises, except for the Excluded Lease Provisions. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Lease. Sublessor represents and warrants to Sublessee that Sublessor has received no written notice of any default under the Lease.

            (b) Except for the Basic Lease Information, Sections 1.1, 1.2, 1.4, 1.5 (to the extent inconsistent with this Sublease), 2.1(a), (c) and (d), 2.2, 2.3, 2.4, 3.1, 3.2, 3.3, 3.5, 3.6, 3.7, 4.2(d), 4.4, 5.1, Article 6, 7.1,
7.2(b), 7.3, 7.4, 8.1(c), 8.4 (to the extent inconsistent with this Sublease),
Article 13, Article 14, Sections 16.1, 16.5(b), 16.6, 16.9, 16.18, 16.19,
16.22, Exhibits A - E of the Lease (all of which shall be deemed "EXCLUDED LEASE PROVISIONS"), all of the terms and conditions contained in the Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to "Landlord" and "Tenant" to be deemed to refer to Sublessor and Sublessee, respectively) and, along with all of the paragraphs contained in this Sublease, shall be the complete terms and conditions of this Sublease. To the extent that the Lease provides that the Landlord will provide services, utilities, insurance, repairs, maintenance or any and all other Landlord obligations rendered in connection with the Premises or the Building (including, without limitation, any representations and warranties of Landlord), Sublessee shall seek recourse from the Landlord only, and Sublessor shall not be liable for any breach by the Landlord under the Lease. Any costs incurred by Sublessor as a result of the provision of any services, or the exercise of any rights, under the Lease for the benefit of Sublessee shall be reimbursed to Sublessor by Sublessee within twenty (20) days of receipt of invoice therefor.

            (c) Sublessor agrees to cooperate with Sublessee, at no out-of-pocket cost or expense to Sublessor, in obtaining any required consents or authorizations of Landlord reasonably requested by Sublessee in connection with its use and occupancy of the Premises. Sublessee shall communicate to Landlord with respect to any services or work requested or required by Sublessee in the Premises only through Sublessor unless Sublessor authorizes Sublessee in writing to directly communicate with Landlord. Subject to the terms of this Sublease, Sublessor agrees not to unreasonably withhold its consent in connection with any work or services requested by Sublessee of Landlord in or to the Premises, to the extent the consent of Sublessor is required or requested.

            (d) Sublessor covenants and agrees not to do anything that would cause the Lease to be canceled or terminated or that would adversely affect the rights of Sublessee under this Sublease or in or to the Premises. Sublessor shall not amend or modify the terms of the Lease insofar as the same may materially adversely affect Sublessee's rights and obligations under this Sublease without the prior written consent of Sublessee. Subject to the foregoing, in the event the Lease is terminated for any reason, this Sublease shall automatically cease and terminate as of the date the Lease is so terminated, and upon such termination, for reasons other than Sublessee's default under this Sublease, all rent and other charges and sums due and owing hereunder shall terminate. Sublessor shall send to Sublessee promptly following receipt thereof from the Landlord all notices of default under the Lease, and all notices affecting the Premises received. Notwithstanding anything in the foregoing to the contrary, if this Sublease is terminated as a consequence of the termination of the Lease following a default by Sublessor, as Tenant, thereunder (and not attributable to a default by Sublessee under this Sublease), Sublessee shall have the remedies provided under Paragraph 11(f) hereof.

        3.  Term and Delivery of Premises.
            --------------------------------

            (a) The term (the "TERM") of this Sublease shall commence on the date of delivery of the Premises to Sublessee (the "COMMENCEMENT DATE"). If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on any given date, this Sublease shall not be void or voidable and Sublessor shall not be liable to Sublessee for any loss or damage resulting therefrom; provided, however, if the term of this Sublease does not commence by June 15, 1998, as such date is extended due to any act or omission of Sublessee, Sublessee may at any time thereafter terminate this Sublease on five (5) days prior written notice to Sublessor, and this Sublease shall terminate on the fifth (5th) day following the receipt of said notice unless Sublessor delivers possession of the Premises to Sublessee in the condition required by this Sublease. In the event of any such delay, the Expiration Date of this Sublease shall be extended by an equivalent number of days. The term of this Sublease shall expire on June 30, 2003; provided, however, Sublessor, and, provided no Event of Default (as that term is hereinafter defined) shall then exist under this Sublease, Sublessee, each shall have the right to terminate this Sublease effective on July 1, 2001, by giving not less than six
(6) months prior written notice of such party's intent to terminate this Sublease (the last day of the Term, whether such date is June 30, 2003 or July 1, 2001, is hereinafter referred to as the "EXPIRATION DATE").

            (b) Sublessor's obligation to deliver the Premises to Sublessee, and Sublessee's access to the Premises for any purposes shall be subject to and conditioned upon the delivery to Sublessor of certificates of insurance evidencing the insurance coverages required by Paragraph 15 of this Sublease. In addition, the Term of this Sublease shall not commence until the contingency provided in Paragraph 25 of this Sublease has been satisfied.

            (c) Notwithstanding anything to the contrary in this Paragraph 3, if after the Commencement Date Sublessor undertakes any improvements in or to any portion of the Building, and such improvements result in a requirement that any upgrades, improvements or alterations be made to the Premises or to any common areas (including restrooms) located on the third floor of the Building, Sublessor shall be solely responsible for such mandated improvements, alterations and upgrades (and the same shall be done in compliance with any and all applicable building codes and laws); provided, however, if at any time during calendar year 1998 any local or State governmental agency mandates or requires the installation of fire sprinklers or other life safety equipment on the third floor of the Building, Sublessor shall perform such work, at its expense, and Sublessee shall reimburse Sublessor a proportionate share of such expenses (based on the proportion that the rentable square footage of the Premises bears to the total rentable square footage on the third floor of the Building), not to exceed $40,000.

        4.  Monthly Rent.
            ---------------

            (a) Subject to Paragraph 3(a) hereof, monthly base rent (the "MONTHLY BASE RENT") for the Premises shall begin to accrue commencing on the later of (X) the later of the Commencement Date, and (Y) the earlier of (i) Sublessee's occupancy of the Premises for the purpose of conducting business therein, or (ii) June 1, 1998 (the "RENT COMMENCEMENT DATE"). Monthly Base Rent shall be payable as follows:

Rent Commencement Date through June 30, 1999:                            $28,068.25
July 1, 1999 through June 30, 2000:                                      $28,851.55
July 1, 2000 through June 30, 2001:                                      $29,895.95
July 1, 2001 through the Expiration Date (provided this Sublease         $39,165.00
 is not terminated as herein provided)

Sublessee shall pay Monthly Base Rent in advance on the first (1st) day of each month of the term of this Sublease; provided, however that Sublessee shall pay to Sublessor, upon Sublessee's execution of this Sublease, the sum of Twenty Eight Thousand and Sixty Eight and Twenty Five Hundredths Dollars ($28,068.25), which shall represent the Monthly Base Rent for the first full calendar month for which rent is due. If the Rent Commencement Date is a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

                (b) All sums due to Sublessor under this Sublease shall be deemed payable as rent. All rent (whether referred to herein as Monthly Base Rent or as additional rent) shall be paid without deduction, offset, prior notice or demand, in lawful money of the United States of America. All rent shall be paid to Sublessor at Sublessor's offices in the Master Premises or to such other person or at such other place as Sublessor may from time to time designate in writing. Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of rent and other sums due hereunder will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed by Sublessor by the terms of the Lease. Accordingly, if any installment of Monthly Base Rent or additional rent payable under Paragraph 5 hereof shall not be received by Sublessor within five (5) days after such amount shall be due, Sublessee shall pay to Sublessor a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount, nor prevent Sublessor from exercising any of the other rights and remedies granted hereunder.

        5.  Additional Rent.  In addition to Monthly Base Rent payable by
            ---------------
Sublessee, Sublessee shall pay to Sublessor during the Term, as additional rent, Sublessee's Percentage Share (as hereinafter defined) of any increase in Operating Expenses (as defined in the Lease) and any increase in Real Estate Taxes (as defined in the Lease) paid or incurred by Sublessor during such calendar year over the amount of Operating Expenses and Real Estate Taxes paid or incurred by Sublessor during the calendar year 1998 (which increase is hereinafter referred to as "INCREASED OPERATING AND TAX COSTS"). "Sublessee's Percentage Share" shall be _____________ percent (____%). Sublessee shall pay to Sublessor each month, in advance, together with the payment of Monthly Base Rent, an amount equal to one-twelfth (1/12) of Sublessee's Percentage Share of the estimated Increased Operating and Tax Costs, as reasonably determined by Sublessor. After the end of any calendar, Sublessor shall provide Sublessee with a copy of any statement of Additional Lease Charges provided by Landlord pursuant to Section 4.1(c) of the Lease. If Sublessee's Percentage Share of actual Increased Operating and Tax Costs is greater than Sublessee's Percentage Share of estimated Increased Operating and Tax Costs for any calendar year, Sublessee shall pay the difference to Sublessor within twenty-five (25) days after the date of Landlord's notice pursuant to Section 4.1 of the Lease. If actual Increased Operating and Tax Costs are less than estimated Increased Operating and Tax Costs, Sublessee shall be entitled to a refund or credit against the installments of Increased Operating and Tax Costs next due. If Sublessee has an objection to Landlord's statement provided pursuant to
Section 4.1(c) of the Lease, Sublessee shall raise any such objection to Landlord's statement with Sublessor, and Sublessor, in its sole and absolute discretion, shall determine whether to pursue Tenant's right of audit under
Section 4.4 of the Lease. Subject to the foregoing, Landlord's statement of Additional Lease Charges shall be final and binding on Sublessee.

        6.  Security Deposit.  Upon execution of this Sublease by Sublessor,
            ----------------
Sublessee shall deposit with Sublessor the sum of Fifty-Nine Thousand Seven Hundred and Ninety Two Dollars ($59,792.00) (the "DEPOSIT"). The Deposit shall be held by

Sublessor as security for the faithful performance by Sublessee of all of the provisions of this Sublease to be performed or observed by Sublessee. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of the Deposit, Sublessee shall within ten (10) days after demand therefor deposit cash with Sublessor in an amount sufficient to restore the Deposit to the full amount thereof and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the Deposit separate from its general accounts. No trust relationship is created herein between Sublessor and Sublessee with respect to the Deposit. Within thirty (30) days following the expiration or sooner termination of this Sublease, provided Sublessee has faithfully performed its obligations hereunder, the Deposit (or so much thereof as remains) shall be refunded to Sublessee, without interest.

        7.  Use.  Sublessee shall use the Premises for general office use and
            ---
for no other purpose, and with occupancy of the Premises not to exceed one person per 100 square feet of usable space.

        8.  Electric Current and Interruption of Building Services.
            ------------------------------------------------------

            (a) It is the intention of the parties that Sublessee pay directly for all electric current used in the Premises. Sublessor shall have the right to install a meter or submeter at the electrical panel serving the Premises to determine the exact amount of electricity used by Sublessee. Sublessee and Sublessor shall share equally in the cost of installation and replacement of the submeter (but with the cost of any maintenance and replacement attributable to the act or omission of Sublessee being borne solely by Sublessee). Sublessee shall pay, as they become due, all charges shown by the meter or submeter for the use of electric current. Sublessor shall not charge a rate for the use of electric current higher than the rate charged to Sublessor by the electric company for electricity consumption in the Building. If Sublessor is able to do so, Sublessor reserves the right to cause all electrical power to be metered directly to, and for the separate and sole account of, Sublessee by the public utility company.

             (b) Sublessee shall not use or install any apparatus, device or equipment in the Premises, which will in any way require cooling load capabilities in excess of 3.5 watts per usable square foot, or require electrical loads in excess of the capacity available at the existing electrical panel on the third floor of the Building.

             (c) Notwithstanding anything to the contrary in this Sublease, in the event any of the Building services provided to Sublessee under this Sublease or the Lease are interrupted, other than due in whole or in part to the act or omission of Sublessee or as a consequence of a casualty described in Paragraph 19 of this Sublease

(an "UNSCHEDULED INTERRUPTION"), and the Unscheduled Interruption results in an actual and material interference with Sublessee's ability to conduct its business operations in the Premises for a period of more than twenty (20) consecutive days, Sublessee, as its sole and exclusive remedy, shall be entitled to terminate this Sublease, without penalty, effective on the date that is five (5) days after written notice of termination given to Sublessor, provided that the Unscheduled Interruption is not remedied to enable Sublessee to conduct its business operations in the Premises prior to the expiration of said five day period.

        9.  Construction of Tenant Improvements.
            -----------------------------------

            (a) Subject to the terms and provisions of this Paragraph 9, Sublessee shall have the right, at Sublessee's sole cost and expense, to construct certain tenant improvements (the "LEASEHOLD IMPROVEMENTS") in the Premises. Any and all plans related to or in connection with the construction of the Leasehold Improvements and any contractors or vendors used by Sublessee in connection with the construction of the Leasehold Improvements shall be subject to (a) Sublessor's prior written approval, which may not be unreasonably withheld or delayed, and (b) Landlord's approval in accordance with the terms and provisions of the Lease.

            (b) Notwithstanding anything to the contrary in this Paragraph 9, Sublessee acknowledges that it shall be reasonable for Sublessor to withhold its consent to any proposed Leasehold Improvements if the same (i) contemplates any structural changes to the Premises or any other portion of the Building, (ii) contemplates any penetrations of the floor slab, utility or telecommunication risers or roof of the Building, (iii) would require the use of additional electrical power from that presently available at the electric panel serving the third floor of the Building, (iv) would require supplemental air ventilation and/or air conditioning equipment from that allocated to the Premises by the existing air ventilation and cooling system of the Building,
(v) would require any building code upgrades or trigger compliance with law improvements elsewhere on the third floor of the Building, or (vi) contemplates a build-out or improvements that would not be readily reusable or easily demolished (without additional expense) following the expiration of the Term.

            (c) Notwithstanding anything to the contrary in this Paragraph 9, if Sublessee's Leasehold Improvements (as approved by Sublessor) require any building code upgrades or trigger compliance with law improvements outside of the Premises on the third floor of the Building (the "CODE COMPLIANCE WORK"), and Sublessee proceeds to undertake such work, Sublessor shall reimburse Sublessee at the end of the term of this Sublease (unless this Sublease is terminated as a result of a default by Sublessee hereunder), for the unamortized cost of the Code Compliance Work, based on a 10 year useful life and a straight line amortization schedule.

        10.  Hazardous Waste.  Sublessee shall not store, use or dispose of any
             ---------------
hazardous materials in, on or about the Premises or the Building, other than incidental storage and use of customary office products and cleaning solutions used in the conduct of Sublessee's business in the Premises, in which case all such substances shall be stored, used and disposed of strictly in accordance with all applicable laws. Sublessee shall be solely responsible for and shall defend, indemnify and hold harmless, Sublessor, its agents and employees from and against, and shall reimburse Sublessor, its agents and employees for all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Sublessee's breach of its obligations hereunder. Sublessee shall be solely responsible for and shall defend, indemnify and hold harmless Sublessor, its agents and employees from and against, and shall reimburse Sublessor, its agents and employees for, any and all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and/or the Building and any other property of whatever nature located in the Building to the condition existing prior to Sublessee's breach of the provisions of this paragraph. Sublessee shall immediately provide Sublessor with copies of any notice, report or other correspondence between Sublessee and any governmental agency concerning any hazardous materials in, on or about the Premises or the Building. Sublessee's obligations hereunder shall survive the expiration or termination of this Sublease. California Health and Safety Code Section 25359.7(b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located on or beneath such real property to give written notice of such condition to the owner. Sublessee shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances. Sublessor shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Sublessee to comply with the requirements of this paragraph.

        11.  Default.
             -------
        (a)  Events of Default.  In addition to any other event specified in
             -----------------
this Sublease as an event of default, the occurrence of any one or more of the following events (individually and collectively, an "EVENT OF DEFAULT") shall constitute a breach of this Sublease by Sublessee: (i) failure by Sublessee to pay rent or any other sum when and as the same becomes due and payable; (ii) any breach by Sublessee of any obligation of Sublessor, as Tenant, under the Lease (other than the Excluded Lease Provisions); (iii) failure by Sublessee to perform or observe any other obligations of Sublessee hereunder (except as otherwise provided in this Paragraph 10), and such failure or breach continues for more than fifteen (15) days after Sublessee gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of fifteen (15) days, an Event of Default shall not exist as long as Sublessee commences with due diligence and dispatch the curing of such failure or breach within such period of fifteen (15) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; (iv) the transfer of any interest in the Premises or under this Sublease without Sublessor's prior written consent;

(v) a default or breach by any guarantor of this Sublease under its guaranty;
(vi) the making by Sublessee of a general assignment for the benefit of creditors, or the admission of its inability to pay its debts as they become due or the filing of a petition, case or proceeding in bankruptcy, or the adjudication of Sublessee bankrupt or insolvent, or the filing of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of an answer admitting or failing to contest the material allegations of a petition filed against it in any such proceeding, or the seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Sublessee or any material part of its properties; (vii) the failure to have any proceeding against Sublessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, dismissed within sixty (60) days after commencement, or the failure to have the appointment, without the consent or acquiescence of Sublessee, of any trustee, receiver or liquidator of Sublessee or of any material part of its properties vacated within sixty (60) days after such appointment; or (viii) the failure to have any levy upon this Sublease or any estate of Sublessee hereunder pursuant to any attachment or execution vacated within ten (10) days after such attachment or execution.

        (b)  Sublessor's Remedies.  If an Event of Default occurs, at any time
             --------------------
thereafter:

             (i) Sublessor may reenter the Premises and remove all persons and property and again repossess and enjoy the Premises, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution, or damages therefor). Sublessor may use the Premises for Sublessor's own purposes or relet it, without prejudice to any other remedies that Sublessor may have by reason of Sublessee's default. None of these actions will be deemed an acceptance of surrender by Sublessee. To the extent permitted by law, Sublessee expressly waives the service of any notice of intention to terminate this Sublease or to retake the Premises, and waives service of any demand for payment of rent or for possession, and of any and every other notice or demand required or permitted under applicable law.

             (ii) Sublessor, at its option may relet the whole or any part of the Premises from time to time, either in the name of Sublessor or otherwise, to such tenants, for such terms ending before, on or after the Expiration Date, at such rentals and upon such other conditions (including concessions and free rent periods) as Sublessor, in its sole discretion, may determine to be appropriate. Sublessor shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet the Premises or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Sublessee of any liability under the Sublease or otherwise affect any such liability. Sublessor, at its option, may make such physical changes to the Premises as Sublessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Sublessee of any liability under this Sublease or otherwise affecting Sublessee's liability.

            (iii) Whether or not Sublessor retakes possession or relets the Premises, Sublessor shall have the right to recover unpaid rent and all damages caused by the default, including attorneys' fees. Damages shall include, without limitation, (A) all arrears of Monthly Base Rent and all other sums payable by Sublessee under this Sublease (together with interest thereon at the Specified Rate), (B) all legal expenses and related costs incurred by Sublessor following Sublessee's default, (C) all costs incurred by Sublessor in making such physical changes to the Premises as Sublessor, in its sole discretion, considers necessary in connection with any reletting, (D) all cost incurred by Sublessor in reletting the Premises, including, without limitation, any brokerage commissions and the value of Sublessor's time, and
(E) all other costs and expenses incurred by or on behalf of Sublessor hereunder.

            (iv) Upon such termination, in addition to any other rights and remedies to which Sublessor may be entitled under applicable law, Sublessor may recover from Sublessee: (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Sublessee proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Sublease after the time of award exceeds the amount of such rent loss that Sublessee proves could be reasonably avoided; and (D) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (A) and (B) above shall be computed by allowing interest at the Specified Rate. The worth at the time of award of the amount referred to in clause (C) above shall be computed by discounting such amount at a rate equal to the greater of nine percent (9%) per annum or the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percentage point.

            (v) If Sublessee shall fail to pay any sum of money required to be paid by Sublessee hereunder or shall fail to perform any other act on Sublessee's part to be performed hereunder, Sublessee may, but shall not be obligated so to do, and without waiving or releasing Sublessee from any obligations of Sublessee, make any such payment or perform any such other act of Sublessee's part to be made or performed under this Sublease. All sums so paid by Sublessor and all necessary incidental costs shall be paid to Sublessor on demand, together with interest thereon at the Specified Rate.

        (c)  Specified Rate.  Every installment of rent and every other
             --------------
payment due hereunder from Sublessee to Sublessor which shall not be paid when due shall bear interest at the interest rate specified in Section 3.2(a) of the Lease (the

"SPECIFIED RATE"), from the date that the same became due and payable until paid, whether or not demand be made therefor.

                (d)  Sublease Continues Until Termination.  If Sublessee has
                     ------------------------------------
breached this Sublease and abandoned the Premises, this Sublease shall nonetheless right to possession, and Sublessor may enforce all its rights and remedies under this Sublease, including the right to recover the rent as it becomes due under this Sublease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Sublessor to protect Sublessor's interest under this Sublease shall not constitute a termination of Sublessee's right to possession.

                (e)  Breach of Lease.  If Sublessee breaches any of the terms
                     ---------------
of the Lease, then, in addition to its other rights and remedies under this Sublease, Sublessee shall indemnify, defend and hold Sublessor harmless from all damages, costs and expenses resulting from the default (including, without limitation, Sublessor's attorneys' fees and costs).

                (f)  Sublessee Remedies.  If this Sublease is terminated as a
                     ------------------
result of a default by Sublessor, as Tenant, under the Lease, Sublessor shall pay to Sublessee, as liquidated damages (and as Sublessee's sole and exclusive remedy against Sublessor), the unamortized cost (based on a 3 year amortization schedule on a straight line basis) of Sublessee's Leasehold Improvements (assuming a maximum cost of Sublessee's Leasehold Improvements of not to exceed $200,000), plus Sublessee's actual costs of relocation, including brokerages charges (adjusted proportionately to equal the commission that is payable for the period comprising the remaining unexpired term of this Sublease), and any increased rental payable by Sublessee for the remaining unexpired term of this Sublease.

        12.  Holding Over.  If Sublessee remains in possession after the
             ------------
expiration or sooner termination of this Sublease, all of the terms, covenants and agreements hereof shall continue to apply and bind Sublessee so long as Sublessee remains in possession insofar as the same are applicable, except that if Sublessee remains in possession without Sublessor's written consent, the Monthly Base Rent shall be two (2) times the rent payable by Sublessor pursuant to the Lease during the period of Sublessee's holding over, prorated on a daily basis for each day that Sublessee remains in possession, and Sublessee shall indemnify Sublessor against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant or Landlord. If Sublessee remains in possession with Sublessor's written consent, such tenancy shall be from month to month, terminable by either party on not less than thirty (30) days' written notice.

        13.  Assignment and Subletting.
             -------------------------

              (a) Sublessee shall not (i) assign, mortgage, pledge, encumber or otherwise transfer this Sublease, the term or estate hereby granted, or any interest hereunder; (ii) permit the Premises or any part thereof to be utilized by anyone other than Sublessee (whether as alliance partner, consultant, licensee, permittee or otherwise); or (iii) sublet or offer or advertise for subletting the Premises or any part thereof, in each case without the prior written consent of Sublessor, which consent Sublessor may withhold in its sole and absolute discretion. Any assignment, mortgage, pledge, encumbrance, transfer or sublease not in accordance with this Paragraph 13 shall be voidable and, at Sublessor's election, shall constitute a default. If Sublessee is a corporation, any merger, consolidation or other reorganization of Sublessee, or the sale or other transfer of a controlling percentage of the capital stock of Sublessee, shall be deemed a voluntary assignment of this Sublease by Sublessee. The phrase "controlling percentage" shall mean the ownership of, and the right to vote, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Sublessee's capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations, the stock of which is traded on a national public stock exchange, or to transactions pursuant to which stock is issued in connection with a transaction whereby the stock of said corporation becomes so traded. If Sublessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners owning a total of fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of this Sublease by Sublessee. If Sublessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Sublease shall be deemed a voluntary assignment of this Sublease by Sublessee.

            (b) If at any time or from time to time during the Term, Sublessee desires to assign or sublet all or any part of the Premises, then Sublessee shall given the same notice to Sublessor that Landlord is entitled to receive pursuant to Section 13.2 of the Lease. If Sublessee assigns this Sublease or sublets the Premises, Sublessee shall reimburse Sublessor for all costs and expenses incurred in connection therewith, and shall pay to Landlord any and all sums due pursuant to Section 13.8 of the Lease, including, without limitation, Sublessor's reasonable attorneys' fees incurred in connection therewith.

            (c) Sublessee acknowledges that Sublessor and Sublessee engage in a field of business where the secrecy of certain business activities and opportunities is of paramount importance to the business of each party, and that the right of Sublessor to be able to withhold its consent to a potential sublessee or assignee of Sublessee (or following a merger, reorganization or other change in a controlling percentage of Sublessee as hereinabove provided), based on Sublessor's good faith, but otherwise sole and absolute, discretion as to the impact or related nature of the business of such third party (or reorganized entity) is a material consideration for Sublessor in entering into this Sublease, and has been separately bargained for by Sublessor in this transaction.

            (d) No subletting or assignment shall release Sublessee from its obligation or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor.

        14.  Waiver of Liability.  Sublessor shall not be liable or
             -------------------
responsible in any way for, and Sublessee hereby waives all claims against Sublessor, its agents or employees, with respect to or arising out of any death or any injury of any nature whatsoever that may be suffered or sustained by Sublessee or any employee, licensee, invitee, guest, agent or customer of Sublessee or any other person, from any causes whatsoever, or for any loss or damage or injury to any property outside or within the Premises belonging to Sublessee or its employees, agents, customers, licensees, invitees, guests or any other person, unless and to the extent such death, injury, loss or damage is caused by the gross negligence or willful misconduct of Sublessor, its employees or agents. Without limiting the generality of the foregoing, Sublessor shall not be liable for any loss or damages of any nature whatsoever to persons or property caused by explosion, fire, or sprinkler damage, or by the interruption of any public utility or service, by steam gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public, riot, strike, insurrection, war, court order, or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building.

        15.  Indemnity.  Sublessee shall indemnify and hold Sublessor and
             ---------
Landlord, its agents and employees harmless from, and defend Sublessor and Landlord, and their respective agents and employees against, any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person occurring in, on, or about the Premises, or any part thereof, arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Sublessor or Landlord, or their respective agents or employees. The provisions of this paragraph shall survive the termination of this Sublease with respect to any damage, injury, illness or death occurring prior to such termination.

        16.  Insurance.
             ---------

             (a) Sublessee, at its cost, shall maintain such insurance in such amounts as is required of Sublessor pursuant to Sections 10.1 and 10.3 of the Lease; provided, however, where any such insurance requires the "Landlord" to be named as an additional insured, Sublessee shall cause Sublessor and Landlord to be named as an additional insured thereunder. Sublessee's entry upon the Premises for any purpose is conditioned upon the deliver to Sublessor of certificates of insurance, in form and substance reasonably acceptable to Sublessor, confirming that Sublessee maintains en effect the insurance coverages required under this Paragraph 16(a).

            (b) Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Sublessor at the commencement of the term, and on renewal of the policy not less than twenty
(20) days before expiration of the term of the policy. If Sublessee fails to insure or fails to furnish to Sublessor any insurance policy required herein, Sublessor may from time to time effect such insurance for the benefit of Sublessee for a period not exceeding one year, and any premium paid by Sublessor shall be recoverable from Sublessee on demand with interest thereon at the Specified Rate, without waiver or other remedies available to Sublessor because of the default.

        17.  Notices.  Whenever in this Sublease it is required or permitted
             -------
that notice or demand be given or served by Sublessor or Sublessee to or on the other, such notice or demand shall be deemed properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed, if to Sublessor, at the address hereinafter provided and, if to Sublessee, at the Premises, or at such other place as either party may from time to time designate in a written notice to the other. Such notices or demands shall be effective on the date of receipt (evidenced by the certified mail receipt), if mailed, or on the date of hand delivery, if hand delivered. If any such notice or demand is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Sublessee hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is not such person, then such service may be made by attaching the same on the entrance of the Premises and such service shall be effective for all purposes under this Sublease. The address for notices to Sublessor is 150 Chestnut Street, San Francisco, CA 94111, Attention: David Overmyer.

        18.  Attorneys' Fees.  The prevailing party in any action or
             ---------------
proceeding brought by either party against the other under this Sublease shall be entitled to recover court costs and the fees of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may adjudge reasonable, plus all costs and expenses incurred for title and lien searches, deposition costs and all other costs and expenses reasonably incurred by the prevailing party in connection with the subject proceeding. For purposes hereof, the giving of any notice of default by Sublessor shall be deemed to constitute part of an action or proceeding thereby entitling Sublessor to reimbursement of attorneys' fees and disbursements even if an action or proceeding is not commenced. All sums due under this paragraph shall be deemed additional rental. Sublessee's obligations hereunder shall survive expiration and/or termination of this Sublease.

        19.  Casualty.  The terms and provisions of Article 11 of the Lease are
             --------
specifically incorporated herein by reference (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee, respectively); provided that to the extent Article 11 requires that the Landlord repair or restore any portion of the Premises arising out of a casualty to the Building, the Master Premises or the Premises, Sublessee shall seek recourse from the Landlord only, and Sublessor shall not be liable for any breach by the Landlord under the Lease; and provided, further, that Sublessee shall only be entitled to rent abatement to the extent Sublessor is entitled to rent abatement pursuant to Section 11.8 of the Lease for that portion of the Master Premises consisting of all or a portion of the Premises. In addition to any rights granted to Sublessee, as Tenant under the Lease, Sublessee shall have the right to terminate this Sublease, if the time estimated by Landlord in Landlord's Casualty Notice (as that term is defined in the Lease) is greater than ninety
(90) days, Sublessee may terminate this Sublease by written notice to Sublessor; provided, however, notwithstanding anything to the contrary in this Sublease or in the Lease, upon any termination of this Sublease following a casualty where the Lease is not terminated, any and all insurance proceeds payable to Sublessee with respect to the replacement, repair and/or restoration of the Premises (other than Tenant's furniture, fixtures and equipment) shall be paid over by Sublessee to Sublessor. Sublessee's obligations under this Paragraph 19 shall survive the termination of this Sublease.

        20.  Entry.
             -----
             (a) Sublessee agrees that Sublessor may, upon twenty-four (24) hours' telephonic notice (except in the event of an emergency, in which case no notice shall be required), at any time during regular business hours, enter upon the Premises for the purpose of inspecting the same and determining whether Sublessee is complying with all of its obligations hereunder; provided, that any such entry shall be conducted so as to cause as little interference to the Sublessee as reasonably possible, and Sublessee shall have the right to have a representative accompany Sublessor during any such inspection.

             (b) Sublessee acknowledges that Sublessor intends to occupy the remainder of the third floor of the Building (subject to the terms of Paragraph 26 below), and that in connection with such occupancy Sublessor will require access to the Premises in order to facilitate the improvements and work being conducted by Sublessor to the remainder of the third floor of the Building. In furtherance thereof, Sublessee agrees that Sublessor, upon twenty-four hours' telephonic notice, may enter and perform work in the Premises during the hours after 6:00 p.m. and before 6:00 a.m., Monday through Friday, and at anytime on Saturdays and Sundays, as is reasonably required in connection with Sublessor's build-out and improvement of the remainder of the third floor of the Building; provided that the same does not, as a whole, materially interfere with the ability of Sublessee to conduct its business operations in the Premises, taking into account that there may be times during the first six months of the term of this Sublease when as a consequence of Sublessor's build-out of the remainder of the third floor of the Building non-critical electrical power and other services may need to be interrupted to the Premises, and when construction may need to be conducted in the Premises (with attendant noise and disruption) and that during said hours of Sublessor's entry into the Premises, and in the specific areas where Sublessor is causing work to be performed, Sublessee's business may be interfered with and interrupted.
Without limiting the generality of the foregoing, Sublessor agrees that it will cooperate with Sublessee to reschedule work that would cause an interference with any television studio production and editing activities in the Premises.

        21.  Estoppel Certificate.  Sublessee shall, without charge to
             --------------------
Sublessor or Landlord, at any time from time to time, within ten (10) days after receipt of written request therefor, deliver a fully executed certificate certifying, if true: (a) that this Sublease is unmodified and in full force and effect, or if there have been any modifications, that same is in full force and effect as modified and stating any such modifications; (b) whether or not there is then existing any claim of default of the other party hereunder and if so, specifying the nature thereof; and (c) the current amount of fixed rent payable hereunder by Sublessee and the date to which the same has been paid.

        22.  Signage.
             -------

             (a) Sublessor will provide a Building directory sign in the ground floor and third floor elevator lobby of the Building to allow Sublessee to insert a panel identifying Sublessee and, space permitting, other relevant information therein, at Sublessee's sole cost and expense. Sublessee shall have no other signage or identification rights in or on the Building.

             (b) Sublessee shall not place any posters, signs (including neon or electrically illuminated signage) or other material along the exterior windows of the Premises and visible from the outside of the Building. Sublessor shall have the right to adopt and implement uniform window covering standards and materials for the Building, and Sublessee shall place such window coverings in the Premises (or allow Sublessor to install the same, at the request of Sublessor), and shall reimburse Sublessor, promptly following being invoiced thereof, the pro-rata cost of such window coverings; provided the window coverings selected by Sublessor are not materially more expensive than that generally provided for general office tenants of comparable office buildings in the vicinity of the Building.

        23.  Parking.  Subject to the consent of the owner of the parking
             -------
facility, Sublessee shall have the right, at Sublessee's sole cost and expense, to use up to twenty five (25) of the non-exclusive parking spaces to which Sublessor is entitled to use pursuant to Section 1.5(a) of the Lease, at the same rate and in the same manner Sublessor is charged for such parking spaces pursuant to Section 1.5(a) of the Lease.

        24. Access. Sublessor reserves the right to exclude from the Building
            ------
during the evening, night and early morning hours beginning at 6 P.M. and ending at 8 A.M. Monday through Friday, and at all hours on Saturdays, Sundays, and legal holidays, all persons who do not present identification acceptable to Sublessor. Sublessee shall provide Sublessor with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Sublessor for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Subject to the foregoing, Sublessee shall have access to the Building on a twenty-four (24) hour, seven (7) day a week basis.

        25. Contingency. This Sublease is subject to and conditioned upon
            -----------
receipt of Landlord's consent to this Sublease, including, without limitation, Landlord's approval of the Tenant Improvements. If such consent is not obtained on or before May 1, either party hereto shall have the right to cancel this Sublease, and this Sublease shall be null and void upon receipt of such written notice of such cancellation from either party hereto.

        26. Right of First Offer. There is presently approximately 2,500
            --------------------
rentable square feet of additional space available for sublease occupancy on the third floor of the Building (the "ADDITIONAL THIRD FLOOR PREMISES"). The location of the Additional Third Floor Premises is identified as such on Exhibit "A" to this Sublease. Upon written notice to Sublessor given prior to May 1, 1998 (the "EXERCISE NOTICE") Sublessee may lease the Additional Third Floor Premises on the same terms and conditions of this Sublease. If Sublessee delivers an Exercise Notice to Sublessor, Sublessor and Sublessee will promptly execute an amendment to this Lease adding the Additional Third Floor Premises to the Premises (and Sublessee's Base Monthly Rent and Sublessee's Percentage Share shall be increased accordingly). On or after May 1, 1998:

                (i) If Sublessor wishes to lease any of the Additional Third Floor Premises, and provided that no Event of Default shall then exist under this Sublease, Sublessor shall give Sublessee written notice of the availability of the Additional Third Floor Premises and the economic terms and conditions (including rent) (the "RIGHT OF FIRST OFFER TERMS") that Sublessor is willing to offer to prospective tenants for such space (the "OFFER"), and Sublessee shall have two (2) business days following receipt of the Offer to accept the Offer and elect to lease the Additional Third Floor Premises upon the terms and conditions contained in the Offer. If Sublessee accepts the Offer and leases the Additional Third Floor Premises, such space shall be added to the Premises on the terms and conditions of this Sublease, except for and as modified by the Right of First Offer Terms.

                (ii) If Sublessee does not timely notify Sublessor in writing of Sublessee's response to the Offer, the failure to respond shall be deemed a rejection of the Offer. In the event of the rejection or deemed rejection of the Offer, Sublessor shall be permitted to lease the Additional Third Floor Premises to any third party on any terms it chooses, without any further obligation to reoffer the Additional Third Floor Premises to Sublessee.

                (iii) Notwithstanding anything to the contrary in this Paragraph 26, if the Offer contains a proposed lease term which is longer than the remaining term of this Lease, any monetary concessions and allowances contained in the Offer, if any, shall be proportionately reduced based on the period remaining in the term of this Sublease.

                (iv) Notwithstanding anything to the contrary in this Paragraph 26, the right granted Sublessee herein shall be subject to the right of Sublessor to occupy the space and to remove the Additional Third Floor Premises from the market as space subject to sublease.

     27. Brokers. Each of Sublessor and Sublessee represents that it has not
         -------
incurred an obligation to any broker in connection with this Sublease, other than Cushman & Wakefield of California ("SUBLESSOR'S BROKER"), and each party hereto shall hold the others harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by either party of this representation. Sublessor shall pay the commission of Sublessor's Broker.

     28. Entire Agreement. This Sublease represents the entire agreement
         ----------------
between the parties to this Sublease, and supersedes all prior agreements by the parties, both written and verbal.

          IN WITNESS WHEREOF, this Sublease is made the day and year first above written.

SUBLESSEE:                                   SUBLESSOR:

PREVIEW TRAVEL, INC.,                        CNET, a Delaware corporation
a Delaware corporation

By:    /s/ JAMES HORNTHAL                    By:    /s/ DAVID OVERMYER
    ----------------------------------           ------------------------------
Its:    CHAIRMAN                             Its:
    ----------------------------------           ------------------------------

By:
    ----------------------------------
Its:
    ----------------------------------